EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of OrthoLogic Corp. (the "Company ") on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of, Thomas R. Trotter, Chief Executive Officer of the Company, and Sherry A. Sturman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her respective knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2003


/s/ Thomas R. Trotter
----------------------------------
Thomas R. Trotter
President and Chief Executive Officer


/s/ Sherry A. Sturman
----------------------------------
Sherry A. Sturman
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OrthoLogic Corp. and will be retained by OrthoLogic Corp. and furnished to the Securities and Exchange Commission or its staff upon request.